EXHIBIT 99.5

                              WINTHROP REALTY TRUST

                          NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase common shares of beneficial interest ("Common Shares") of Winthrop Realty Trust ("Winthrop") pursuant to the Rights Offering described and provided for in Winthrop's prospectus dated, , 2006 (the "Prospectus"), hereby certifies to Winthrop and to National City Bank, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription right (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Common Shares pursuant to the over-subscription right (as described in the Prospectus), listing separately below each such exercised basic subscription right and the corresponding over-subscription right (without identifying any such beneficial owner), and (2) each such beneficial owner's basic subscription right has been exercised in full:

       NUMBER OF SHARES          NUMBER OF SHARES          NUMBER OF SHARES
         OWNED ON THE             SUBSCRIBED FOR            SUBSCRIBED FOR
          RECORD DATE           PURSUANT TO BASIC          PURSUANT TO OVER-
                               SUBSCRIPTION RIGHT         SUBSCRIPTION RIGHT
1. ________________________   _______________________   ________________________
2. ________________________   _______________________   ________________________
3. ________________________   _______________________   ________________________
4. ________________________   _______________________   ________________________
5. ________________________   _______________________   ________________________
6. ________________________   _______________________   ________________________
7. ________________________   _______________________   ________________________
8. ________________________   _______________________   ________________________
9. ________________________   _______________________   ________________________

      Name and Address of bank, broker or other         Affix Medallion:
      nominee:
      _________________________________________
      _________________________________________
      _________________________________________

      Provide the following information if applicable:

      Depository Trust Company ("DTC")
      Participant Number

      [PARTICIPANT]

      By:
         ---------------------------
      Name:
      Title:

      DTC Basic Subscription Confirmation Number(s)